Exhibit 99.1 DRAFT 04.07.2021 MID PENN BANCORP, INC. Investor Presentation February 2022 1

Forward-Looking Statements / Non-GAAP Disclosures Cautionary Notice Regarding Forward-Looking Statements This presentation and management’s related discussion regarding Mid Penn Bancorp, Inc. (“Mid Penn”) contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the impact Mid Penn expects its recently completed merger with Riverview Financial Corporation (“Riverview”) to have on the combined entity’s operations, financial condition, and financial results, and Mid Penn’s expectations about its ability to successfully integrate their respective businesses and the amount of cost savings and overall operational efficiencies Mid Penn expects to realize as a result of the acquisition. The forward-looking statements also include predictions or expectations of future business or financial performance, as well as goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of Mid Penn) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to; the risk that the businesses of Mid Penn and Riverview will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the acquisition may not be fully realized or may take longer to realize than expected; disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Mid Penn or Riverview have business relationships; diversion of management time on merger-related issues; the reaction to the transaction of the companies’ customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on Mid Penn; and other factors, many of which are beyond the control of Mid Penn. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Mid Penn’s Annual Report on Form 10-K for the year ended December 31, 2020, and any updates to those risk factors set forth in Mid Penn’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by Mid Penn with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Mid Penn or its respective businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Mid Penn does not undertake any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law. Third Party Sources and Non-GAAP Financial Measures Certain information contained in this presentation and statements made orally during this presentation relate to or are based on publications and other data obtained from third-party sources. While Mid Penn believes these third-party sources to be reliable as of the date of this presentation, Mid Penn has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of certain non-GAAP financial measures to GAAP financial measures are provided in the Appendix. Numbers in this presentation may not sum due to rounding. 2

Mid Penn Bancorp, Inc. Overview

Holding Company for Mid Penn Bank

Assets	Loans	Deposits
$4.7 B	$3.1 B	$4.0 B

Financial Highlights

MRQ ROAA [2,3]	1.05%	MRQ NCOs / Avg. Loans [2]	0.00%
MRQ ROAE [2,3]	10.69%	TCE / TA [1]	8.03%
MRQ NIM	3.05%	Loans / Deposits	77.6%
NPAs / Assets	0.22%		

Franchise Highlights

- Banking subsidiary: Mid Penn Bank (est. 1868), state chartered non member bank and trust company, headquartered in Millersburg, PA
- A PA based commercial bank operating strategically in western, central and eastern markets
  - ✓ 61 full-service retail banking locations in the counties of Dauphin, Schuylkill, Cumberland, Berks, Clearfield, Perry, Westmoreland, Bucks, and Lancaster
  - ✓ Implementing a Retail Network Optimization Plan to take affect on March 4, 2022
- Dedicated to providing comprehensive banking and trust services, including wealth management
- Completed $75 million common stock follow-on offering on May 4, 2021
- Closed acquisition of Riverview Financial for $143 million on November 30, 2021
  - ✓ Adds $1.2 billion in total assets
  - ✓ Material EPS accretion projected

Note: Financial information as of December 31, 2021. Source: S&P Global Market Intelligence, Company Documents.
(1) Non-GAAP financial metric. Please see Appendix for GAAP to non-GAAP reconciliation. (2) Annualized financial metric. (3) Excludes merger-related costs of: (i) $2.3 million relating to branch closures as a result of the recently announced Retail Network Optimization Plan, (ii) $7.6 million of termination fees and severance costs related to the Riverview acquisition, and (iii) $2.7 million of merger-related professional fees and other expenses, tax effected with a 20% tax rate.

MID PENN BANCORP

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Strengthening Presence Across Pennsylvania as a Premier Community Bank

Branch Map


MPB (45)
Expected Closures[4] (16)
Scranton
State College
Altoona
Allentown
Reading
Trenton
Philadelphia
New Jersey
22
30

Top Pennsylvania Headquartered Community Banks[1,2]

Rank	Institution Name	Branches (#)	Total Assets ($M)[3]
1	First Commonwealth Financial (PA)	93	9,545
2	S&T Bancorp Inc. (PA)	70	9,489
3	Univest Financial Corp. (PA)	44	7,122
4	Republic First Bancorp Inc. (PA)	14	5,627
5	CNB Financial Corp. (PA)	26	5,329
6	Firstrust SB (PA)	17	5,179
7	**Mid Penn Bancorp Inc. (PA)**	**61**	**4,689**
8	Peoples Financial Services (PA)	26	3,370
9	Orrstown Financial Services (PA)	21	2,835
10	ACNB Corp. (PA)	20	2,787

Top-5 Deposit Market Share by County

Pennsylvania County	Market Share	County Rank
Dauphin	15.4%	#2
Schuylkill	18.9%	#2
Clearfield	13.3%	#2
Perry	19.6%	#3
Huntingdon	11.2%	#4

Harrisburg MSA Deposit Market Share[2]

Rank	Institution Name	Branches (#)	Total Deposits ($M)	Deposit Market Share (%)
1	The PNC Finl Svcs Grp (PA)	9	$5,367	26.90
2	M&T Bank Corp. (NY)	21	2,589	12.98
3	**Mid Penn Bancorp Inc. (PA)**	**20**	**1,803**	**9.04**
4	F.N.B. Corp. (PA)	10	1,761	8.83
5	Wells Fargo & Co. (CA)	8	1,584	7.94
6	Orrstown Financial Services (PA)	8	1,125	5.64
7	Fulton Financial Corp. (PA)	9	1,067	5.35
8	Citizens Financial Group Inc. (RI)	7	834	4.18
9	Centric Financial Corp. (PA)	4	793	3.97
10	S&T Bancorp Inc. (PA)	4	610	3.06

Source: S&P Global Market Intelligence, FDIC. (1) Community Banks defined as banks with less than $10B in total assets. (2) Branch, Total Deposit and Deposit Market Share data as of June 30, 2021 unless otherwise noted. (3) Total Assets data as of most recent quarter reported. (4) Branch closures are related to the December 7, 2021 announcement of a Retail Network Optimization Plan under which the bank intends to close 16 of its retail locations throughout its expanded footprint. Regulatory notices have been filed with the applicable agencies and the branch closures are expected to occur on or about March 4, 2022.

MID PENN BANCORP
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Q4 2021 Highlights

MID PENN BANCORP INC.

Selected Highlights	Key Statistics
Balance Sheet	• Organic loan[1] growth of 9% since December 31, 2020, primarily in the commercial real estate and commercial and industrial financing loan portfolios • Organic deposit[2] growth of 19% since December 31, 2020 • Non performing assets decreased by over 32% since year-end 2020, following a successful workout of three nonaccrual commercial relationships
Income Statement	• Recorded quarterly net income of $0.6 million (~$11M as adjusted for merger-related costs[3]) • Increased net interest income $20.4 million or 23% when comparing year ended December 31, 2021 and December 31, 2020 • Increased non-interest income 20% when comparing year ended December 31, 2021 and December 31, 2020, substantially due to mortgage banking and fiduciary/wealth management activities • Recognized $22.0 million PPP processing fees for the year ended December 31, 2021
Strategic Actions	• Closed acquisition of Riverview Financial Corporation for $143 million in aggregate transaction value on November 30, 2021, entering into the Lehigh Valley/State College markets • Implementing Retail Network Optimization Plan to take affect on March 4, 2022 • Continued growth from new PPP customers

Source: S&P Global Market Intelligence, Company Documents. Note: Financial information as of or for the quarter ended December 31, 2021.
(1) Excludes impact of Riverview acquisition and Paycheck Protection Program administered by the U.S. Small Business Administration. (2) Excludes impact of Riverview acquisition. (3) Excludes merger-related costs of: (i) $2.3 million relating to branch closures as a result of the recently announced Retail Network Optimization Plan, (ii) $7.6 million of termination fees and severance costs related to the Riverview acquisition, and (iii) $2.7 million of merger-related professional fees and other expenses, tax effected with a 20% tax rate.

MID PENN BANCORP
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Demonstrated Ability to Drive Balance Sheet Growth 1 Total Assets ($M) Gross Loans ($M) $4,689 $3,104 $3,453 $2,999 $2,384 $2,370 $2,231 $1,763 $2,078 $1,624 $1,170 $910 $1,033 $814 2016 2017 2018 2019 2020 2021Q3 2021Q4 2016 2017 2018 2019 2020 2021Q3 2021Q4 2 Core Loans ($M) Total Deposits ($M) $4,002 $2,167 $1,936 $1,719 $2,962 $2,475 $1,348 $1,912 $1,043 $1,726 $856 $743 $1,024 $935 2016 2017 2018 2019 2020 2021Q3 2021Q4 2016 2017 2018 2019 2020 2021Q3 2021Q4 (1) Excludes Loans Held for Sale. includes PPP loans totaling $388M in 2020, $230M in 2021Q3, and $111M in 2021Q4. (2) Represents organic loan growth (total loans (excluding HFS and PPP loans) net of acquired loans). 6 Source: S&P Global Market Intelligence, Company Documents.

Mid Penn Investment Highlights Experienced management team focused on driving franchise value Long track record and demonstrated ability to drive balance sheet growth Complimentary markets of operation provide low cost, stable deposits and higher growth lending opportunities Proven ability to acquire and successfully integrate franchises Clearly identified strategic initiatives to drive profitability and shareholder returns Strong asset quality results over the last 8 years resulting from an exceptional risk management culture History of consistent earnings, dividend and book value growth 7

Appendix 8

Experienced Management Team RORY RITRIEVI Chief Executive Officer Mr. Rory G. Ritrievi joined Mid Penn Bank and parent company Mid Penn Bancorp, Inc. in 2009 as President and Chief Executive Officer. Prior to joining Mid Penn, Mr. Ritrievi served as Market President and Chief Lending Officer of Commerce Bank/Harrisburg. Mr. Ritrievi has over 35 years of experience in the financial services industry and is a licensed, but non-practicing attorney in the Commonwealth of Pennsylvania. He currently serves on the Advisory Board for Widener Law Commonwealth’s Business Advising Certificate Program and on the Board of Directors of the Harrisburg Area YMCA and is an active member of his community. Mr. Ritrievi holds a Juris Doctor from Widener University School of Law and a Bachelor’s Degree in Economics from the University of Pittsburgh. Donald Holt Interim Chief Financial Officer Mr. Donald “Don” Holt was appointed Interim Chief Financial Officer in September 2021. Mr. Holt will lead the accounting, finance, and treasury functions, as well as oversee the investment committee, manage the ACLO and interest rate risk management processes, and oversee regulatory reporting process with banking and securities agencies. Most recently, Mr. Holt served as CFO of Community Banks, Inc. and Keystone Financial, Inc. Mr. Holt holds a degree in accounting from Franklin & Marshall College and retains the CPA designation. JUSTIN WEBB Chief Operating Officer, SEVP Mr. Justin T. Webb joined Mid Penn Bank in 2012 as Chief Credit Officer. In his current role as Senior Executive Vice President and Chief Operating Officer, he oversees the Bank’s administration, operations, credit, security/facilities groups, as well as the Bank’s acquisition transitions. He was previously employed by Bank of America and served as Vice President – Credit Risk Manager for the Commercial Real Estate Bank. Mr. Webb serves on the Board of Directors for Big Brothers Big Sisters of the Capital Region. Mr. Webb holds a Bachelor’s Degree in Finance from the University of Pittsburgh. SCOTT MICKLEWRIGHT Chief Revenue Officer, SEVP Mr. Scott W. Micklewright joined Mid Penn Bank in 2009 as Vice President and Senior Middle Market Loan Manager. Now serving as Senior Executive Vice President and Chief Revenue Officer, Mr. Micklewright oversees all aspects of net interest income generation, including all loan and deposit functions. As the primary catalyst to the development of a high performing calling team in commercial lending, cash management, residential mortgage, SBA and agricultural lending, he has built an integrated business development team during his time with Mid Penn. Mr. Micklewright holds a Bachelor’s Degree in Business Management from Millersville University. JOAN DICKINSON Chief Retail Officer Ms. Joan E. Dickinson, Executive Vice President and Chief Retail Officer, joined Mid Penn Bank in 2013 as a Vice President and Commercial Loan Officer and later served as a Regional President. Prior to joining Mid Penn, Ms. Dickinson served as a Vice President and Business Banker at Santander Bank. She started her career in banking at the former Meridian Bank in Reading, PA. Ms. Dickinson is very active in the community as a Rotarian and has served on many boards throughout the greater Harrisburg area. Ms. Dickinson has a Bachelor’s Degree in Accounting from Moravian College and an MBA from Lehigh University. MICHAEL SALERNO Managing Partner – MPB Financial Services Mr. Michael ”Mike” Salerno has over 20 years of experience as a family wealth and investment professional. He co-founded AUA Capital Management, the family office of the Unanue family in 2013. Previously, Mike was a managing director and partner of the investment and executive committees of QFS Asset Management. He was a co-founder and CIO of Cenario Capital Management. Previously, he was the founding managing director and CIO for the family office for the Ortenzio Family. Earlier in his career, Mr. Salerno was the President of M&T Capital. He holds a Master’s in Business Administration from The Wharton School. Source: Company Documents. 9

Franchise Snapshot: Corporate Structure Mid Penn Bancorp, Inc. Mid Penn Bank MPB Financial Services ü Consumer Banking ü Commercial Banking MPB Wealth MPB Risk MPB Management ü Trust and Wealth Management Services ü High / Ultra-High-ü Property & Casualtyü Tax Advisory ü Retail Brokerage Net Worth ü Accident & Healthü Family Office Comprehensive ü Private Banking Investment & ü Lifeü Philanthropic Wealth Management ü Residential Lending Management ü Disability ü Employee Benefits Source: Company Documents. 10

Non-GAAP Reconciliation ($000s) As of December 31, 2016 2017 2018 2019 2020 2021 Total Common Equity $70,467 $75,703 $223,209 $237,874 $255,688 $490,076 Goodwill 3,918 3,918 62,840 62,840 62,840 113,835 Other Intangibles 539 434 7,221 5,758 4,360 9,436 Less: Total Intangible Assets 70,061 68,598 67,200 123,271 4,457 4,352 Tangible Common Equity $66,010 $71,351 $153,148 $169,276 $188,488 $366,805 Total Assets $1,032,599 $1,170,354 $2,077,981 $2,231,175 $2,998,948 $4,689,425 Goodwill 3,918 3,918 62,840 62,840 62,840 113,835 Other Intangibles 7,221 5,758 4,360 9,436 539 434 Less: Total Intangible Assets 70,061 68,598 67,200 123,271 4,457 4,352 Tangible Assets $1,028,142 $1,166,002 $2,007,920 $2,162,577 $2,931,748 $4,566,154 Tangible Common Equity / Tangible Assets 6.42% 6.12% 7.63% 7.83% 6.43% 8.03% Tangible Book Value Per Share $15.59 $16.82 $18.10 $19.96 $22.39 $22.99 Source: S&P Global Market Intelligence, Company Filings. 11